UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Sage Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED DECEMBER 8, 2023—SUBJECT TO COMPLETION

SAGE THERAPEUTICS, INC.

215 FIRST STREET

CAMBRIDGE, MA 02142

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

We invite you to attend a Special Meeting of Stockholders, or the Special Meeting, of Sage Therapeutics, Inc. (referred to as “we,” “us,” the “Company” or “Sage”) which will be held online via live webcast on January 31, 2024, at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/SAGE2024SM, where you will be able to vote electronically. You will need the 16-digit control number included with these proxy materials to attend the Special Meeting.

The purpose of the Special Meeting is to take the following actions:

1.	to approve a one-time stock option exchange program for non-executive officer employees of Sage (the “Option Exchange Proposal”); and

2.

to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal (the “Adjournment Proposal”).

The Special Meeting will be held over the Internet in a virtual meeting format, via live webcast. There will be no in-person meeting, and you will only be able to attend the Special Meeting virtually via the webcast. Only our stockholders of record at the close of business on December 15, 2023, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof. A complete list of registered stockholders will be available at our principal executive offices during ordinary business hours for examination by any stockholder of record for a period of ten days ending on the day before the Special Meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s, or SEC’s, “notice and access” rules. On or about                                        , 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers printing and distribution costs and reduces the environmental impact of the Special Meeting. The Notice also instructs you on how to submit your proxy or voting instructions through the Internet.

The Notice also contains instructions on how to request a paper copy of our proxy materials. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

Your vote is important. Whether or not you plan to participate in the virtual Special Meeting, we hope you will take the time to vote your shares. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting.

By Order of the Board of Directors,

Barry E. Greene

Chief Executive Officer and Director

December    , 2023

SAGE THERAPEUTICS, INC.

215 FIRST STREET

CAMBRIDGE, MA 02142

PROXY STATEMENT SUMMARY

The summary highlights certain information related to topics discussed throughout this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

VIRTUAL SPECIAL MEETING INFORMATION

Date:	January 31, 2024
Time:	9:00 a.m. Eastern Time
Location:	Online at www.virtualshareholdermeeting.com/SAGE2024SM
Because the Special Meeting is being held virtually, you will not be able to attend the Special Meeting in person.
Record Date:	December 15, 2023

HOW TO VOTE

By Internet	By telephone	By mailing your Proxy Card	During the meeting

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post	Vote during the live webcast of the Special Meeting

You may vote by Internet 24 hours a day, seven days per week. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on January 30, 2024.

	You may vote using a touch-tone telephone by calling 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on January 30, 2024.	If you received printed proxy materials, you may submit your vote by completing, signing and dating your proxy card or voting instruction form and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than January 30, 2024.

You may vote during the Special Meeting

by going to: www.virtualshareholdermeeting.com/SAGE2024SM. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. If you previously voted via the Internet, by telephone, or by mail, that vote will not limit your right to vote online at the Special Meeting.

If you plan to attend the Special Meeting, we recommend that you visit the link for the live webcast at www.virtualshareholdermeeting.com/SAGE2024SM and log in with your 16-digit control number prior to the start time of 9 a.m. Eastern Time to ensure you are fully logged in when the Special Meeting begins. If you attend the Special Meeting, you may vote your shares electronically during the Special Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Stockholders wishing to vote their shares electronically during the Special Meeting should refer to their Notice for instructions regarding voting electronically during the Special Meeting.

A summary of the information you need to attend the Special Meeting online is provided below:

•	Any stockholder as of the record date may listen to the Special Meeting and participate live via webcast at www.virtualshareholdermeeting.com/SAGE2024SM.

•	To enter the Special Meeting, please have your 16-digit control number ready, which is available on your Notice, proxy card or voting instruction form.

•	You may vote and submit questions during the Special Meeting by following the instructions on the log-in page for the webcast.

•

If you encounter any technical difficulties or trouble accessing the live webcast of the Special Meeting or other technical issues during the Special Meeting, please call the technical support number that will be posted on the log-in page for the Special Meeting for assistance.

CAST YOUR VOTE RIGHT AWAY

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

	More Information	Board of Directors Recommendation

PROPOSAL 1: The Option Exchange Proposal	Page 8	FOR
PROPOSAL 2: The Adjournment Proposal	Page 16	FOR

SAGE THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about                                        , 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this Proxy Statement, and view instructions on how to vote online or by telephone. Our proxy materials, including the Notice, this Proxy Statement and the accompanying proxy card or, for shares held in “street name” (held for your account by a broker or other nominee), a voting instruction form, will be mailed or made available to stockholders on the Internet on the same date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials for most stockholders over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our meeting materials. Therefore, the Notice will be mailed to holders of record and beneficial owners of our common stock starting on or about                                        , 2023. The Notice will provide instructions as to how stockholders may access and review our proxy materials, including this Proxy Statement and the proxy card, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to a requesting stockholder by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the Special Meeting of Stockholders and this Proxy Statement are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

Important Notice Regarding the Internet Availability of Proxy Materials

for the Stockholder Meeting to Be Held on January 31, 2024

This Proxy Statement is available for viewing, printing and downloading at http://www.proxyvote.com.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov.

Where and when is the Special Meeting?

The Special Meeting will be held on January 31, 2024 at 9 a.m. Eastern Time. To afford the same rights and opportunities to participate in the Special Meeting to all stockholders irrespective of location, the Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. A summary of the information you need to attend the Special Meeting online is provided below:

•

Any stockholder as of the record date may listen to the Special Meeting and participate live via webcast at www.virtualshareholdermeeting.com/SAGE2024SM. The webcast will begin at 9:00 a.m. Eastern Time.

•	To enter the Special Meeting, please have your 16-digit control number ready, which is available on your Notice, proxy card or voting instruction form.

•	You may vote and submit questions during the Special Meeting by following the instructions on the log-in page for the webcast.

If you plan to attend the Special Meeting, we recommend that you visit the link for the live webcast at www.virtualshareholdermeeting.com/SAGE2024SM and log in with your 16-digit control number prior to the start time of 9:00 a.m. Eastern Time to ensure you are fully logged in when the Special Meeting begins. If you attend the Special Meeting, you may vote your shares electronically during the Special Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Stockholders wishing to vote their shares electronically during the Special Meeting should refer to their Notice for instructions regarding voting electronically during the Special Meeting.

What do I need in order to be able to participate in the Special Meeting online?

You will need the 16-digit control number included on your Notice or your proxy card in order to be able to access the Special Meeting and vote your shares or submit questions during the Special Meeting.

What if during the Special Meeting I have technical difficulties or trouble accessing the live webcast of the Special Meeting?

If you encounter any technical difficulties or trouble accessing the live webcast of the Special Meeting or other technical issues during the Special Meeting, please call the technical support number that will be posted on the log-in page for our virtual Special Meeting for assistance.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the Special Meeting.

When is the record date for the Special Meeting?

The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on December 15, 2023.

How many votes can be cast by all stockholders?

There were                                         shares of our common stock, par value $0.0001 per share, outstanding on December 15, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. We had no shares of preferred stock outstanding as of December 15, 2023.

How do I vote?

You may vote your shares over the Internet, by telephone or during the Special Meeting by going to www.virtualshareholdermeeting.com/SAGE2024SM. If you requested and/or received a printed version of the proxy card, you may also vote by mail.

•

By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days per week. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on January 30, 2024.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on January 30, 2024.

•

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 30, 2024.

•

During the Special Meeting. You may vote during the Special Meeting by going to www.virtualshareholdermeeting.com/SAGE2024SM. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Special Meeting. Online check-in will begin at 8:45 a.m. Eastern Time on January 31, 2024. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SAGE2024SM.

Voting deadlines and availability of telephone and Internet voting for beneficial owners whose shares are held in street name by a bank, broker or nominee depend on the voting processes of the entity that holds their shares. If your shares are held in street name, we urge you to carefully review and follow the voting instruction form and any other materials that you might receive from the entity that is the record holder of your shares. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may join the Special Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or nominee (preferably at least 5 days before the Special Meeting) and obtain a “legal proxy” in order to be able to join the Special Meeting.

If you complete and submit your proxy before the Special Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Special Meeting. You may also authorize another person or persons to act for you as proxy in writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Special Meeting, the persons named in your proxy and acting thereunder intend to use their discretionary authority to vote on those matters, as applicable, in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Special Meeting.

How do I revoke my proxy?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Special Meeting. To do so, you must do one of the following:

•

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on January 30, 2024.

•	Sign a new proxy and submit it as instructed above. Only your latest dated proxy, to be received no later than January 30, 2024, will be counted.

•	Participate in the Special Meeting virtually via the Internet and vote again. Participating in the Special Meeting will not revoke your Internet vote, telephone vote or proxy, unless you vote again.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or Bylaws, provide that a majority of the shares entitled to vote, present at the Special Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Special Meeting. Under the General Corporation Law of the State of Delaware, or the DGCL, shares that are voted “abstain” or “withheld” and, in specified circumstances, broker “non-votes,” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If there is no quorum, the holders of a majority of shares present by virtual attendance at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.

How is the vote counted?

In accordance with our Bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, or our Bylaws. Therefore, at the Special Meeting, each of Proposal 1 and Proposal 2 will be approved if a majority of the votes properly cast are voted FOR such proposal. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on either Proposal 1 or Proposal 2 and, therefore, do not have an impact on either proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or did not exercise discretionary voting power with respect to that matter or has not received instructions from the beneficial owner.

If your shares are held in street name by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” matters, but it will not be allowed to vote your shares with respect to “non-discretionary matters.” Proposal 1 is a non-discretionary matter. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We have engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary expense disbursements, which are not expected to exceed $25,000 in total.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting.

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring stockholder action, which are as follows:

•	Proposal 1, which requests approval of a one-time stock option exchange program for non-executive officer employees of Sage, or the Option Exchange Proposal;

•

Proposal 2, which requests approval for a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal, or the Adjournment Proposal.

Each of the above proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR NON-EXECUTIVE OFFICER EMPLOYEES

Introduction

We are seeking stockholder approval of an option exchange program, or the Option Exchange, that would allow certain employees who are not executive officers to exchange significantly out-of-the-money or “underwater” stock options, meaning outstanding stock options that have an exercise price that is significantly greater than the market price for our stock, for the issuance of new stock options that will be exercisable for fewer shares of our common stock, with an exercise price equal to the fair market value of our common stock on the new grant date and with new vesting terms and a new expiration date. We would like to offer this program to our non-executive officer employees because we believe that it will provide a much less dilutive and more cost-effective retention and incentive tool than issuing additional equity or paying more cash compensation in order to continue to retain and motivate our non-executive officer employees. We designed the Option Exchange with the goals of restoring equity value for our non-executive officer employees, increasing employee retention and motivation in a competitive labor market, and better aligning our employee and stockholder interests for long-term growth. Executive officers, consultants, advisors and members of our Board of Directors will not be eligible to participate in the Option Exchange, if approved by stockholders.

Background

We are a biopharmaceutical company with a mission to pioneer solutions to deliver life-changing brain health medicines, so every person can thrive. Our Company has had a number of major accomplishments over the past several years, including receiving regulatory approval from the U.S. Food and Drug Administration, or FDA, for ZURZUVAE™, the first and only oral treatment for adults with postpartum depression, or PPD; achieving multiple development milestones in our innovative pipeline of clinical-stage programs; and extending our cash runway through a disciplined approach to spend as well as the execution of our strategic collaboration with Biogen MA Inc., or Biogen, for which we received $1.5 billion in consideration, comprised of an upfront payment of $875.0 million and a $650.0 million purchase price in connection with an equity investment in our common stock.

Although we are optimistic regarding our potential future growth opportunities, the price of our common stock remains below historic levels. Our stock price has experienced significant volatility over the past five years, falling from approximately $190 per share in July 2019 to less than $18 per share in November 2023. In August 2023, after the announcement that the FDA had issued a complete response letter to our new drug application for zuranolone for the treatment of major depressive disorder, our stock price declined significantly; shortly thereafter, we implemented a strategic corporate reorganization and reprioritization of our pipeline, including a reduction of our workforce by approximately 40%. The general macroeconomic environment has also contributed to the changes in our stock price. On November 27, 2023, the date on which the Board approved the Option Exchange, the closing price of our common stock on The Nasdaq Global Market was $19.11 per share, resulting in approximately 99.3% of our outstanding stock options held by employees, other than our executive officers, being underwater on such date.

Our existing employees have remained dedicated and focused during this time of substantial change. The successes we have achieved are the result of significant, sustained efforts on their part. Retaining their know-how and services is important to our ability to achieve our 2024 and longer-term corporate goals, including our goals to successfully launch ZURZUVAE for the treatment of women with PPD in the U.S.; continue to advance the five ongoing Phase 2b clinical trials for SAGE-718, which we are exploring in cognition dysfunction associated with Huntington’s disease, Parkinson’s disease and Alzheimer’s disease; and continue to advance the clinical program for SAGE-324 in collaboration with our partner Biogen including a Phase 2b dose-ranging clinical trial of SAGE-324 in patients with essential tremor, for which we expect to announce topline data in mid-2024. We also believe that it is important to reward these employees for their substantial efforts to date and going forward.

Option Exchange Program Considerations

During the third quarter of 2023, our management and Compensation Committee began considering whether an option exchange program would be beneficial for us and in the best interest of our stockholders. In consultation with the Compensation Committee’s compensation advisor, Alpine Rewards, or Alpine, our management and Compensation

Committee evaluated several alternatives to the Option Exchange for remaining competitive within our industry and with our employees, including granting additional stock options or restricted stock unit awards, exchanging underwater options for full value shares or exchanging underwater options for a cash payment, or some combination thereof. In addition, we carefully evaluated whether or not to include executive officers as eligible participants in the Option Exchange and, following consultation with certain of our largest investors, we elected not to propose including executive officers as eligible participants in the Option Exchange.

After careful consideration, upon the recommendation of our Compensation Committee, our Board of Directors determined that the Option Exchange was the most attractive alternative for Sage, its stockholders, and its employees for the reasons set forth in more detail in the section below entitled “Rationale for Option Exchange.” On November 27, 2023, our Board of Directors authorized the Option Exchange, subject to stockholder approval, pursuant to which we would give eligible employees the opportunity to exchange eligible stock options for new stock options with an exercise price equal to the fair market value of our common stock at the time the new stock options are granted. Any stock option held by an eligible employee that has an exercise price equal to or greater than $35.00 per share pursuant to our 2014 Stock Option and Incentive Plan, or our 2014 Plan, and the Amended and Restated 2016 Inducement Equity Plan, or the 2016 Inducement Plan, and together with the 2014 Plan, the Equity Plans, is an eligible stock option under the Option Exchange. All non-executive officer employees who are employed by us and hold eligible stock options as of the commencement of the Option Exchange shall be eligible employees. Members of our Board of Directors and our executive officers are not eligible to participate in the Option Exchange.

As of November 1, 2023, stock options held by employees, other than our executive officers, to purchase 3,779,949 shares of our common stock were outstanding, with a weighted average exercise price of $78.69 per share. Of these stock options, 3,543,074 have an exercise price equal to or greater than $35.00 per share and would therefore be eligible for the Option Exchange, if approved by stockholders. These eligible stock options have a weighted average exercise price of $82.10 per share. The $35.00 per share threshold exercise price of the eligible stock options is approximately 83% above the $19.11 per share closing price of our common stock on The Nasdaq Global Market on November 27, 2023, the date on which our Board of Directors authorized the Option Exchange.

Rationale for Option Exchange

Restoration of Performance Incentives

We face significant competition for experienced and talented personnel in our industry, and stock options are an important part of our incentive compensation. We believe that significantly underwater stock options are less effective as performance incentives because they provide less or no perceived value to employee option holders, as stock options cannot be sold and only provide value to the holder when there is a positive spread between the exercise price and the current stock price.

On November 27, 2023, approximately 99.3% of our outstanding stock options held by employees, other than our executive officers, were underwater. We believe that failure to address this issue in the near to medium term will make it more difficult for us to motivate employees, which could negatively impact our business and results of operations. We believe that granting our non-executive officer employees the opportunity to exchange their underwater stock options for new stock options at the current market price of our common stock would be far more effective in incentivizing eligible participants than the existing significantly underwater options.

Employee Retention

Given the number of stock options held by our non-executive officer employees that are significantly underwater, we may face a considerable challenge in retaining such employees, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive and that, in some cases, could make the terms of employment at a new employer more attractive than what we are able to offer to our existing employees. The Option Exchange is designed to address these concerns as well as improve morale among our employees generally and emphasize the importance of equity compensation as a component of our overall compensation package and a meaningful part of our pay-for-performance philosophy.

As discussed in more detail below, none of the new stock options issued under the Option Exchange will be vested on the date of grant. Stock options issued in the Option Exchange will vest over an 18-month period following the date of grant. The stock options eligible to be exchanged are generally subject to a four-year vesting schedule, in which 25% of shares vest after one year and the remaining shares vest in equal monthly installments thereafter. As of November 1, the outstanding eligible stock options had a weighted-average remaining vesting period of 0.25 years, with 72.4% of the outstanding stock options eligible to be exchanged being fully vested. Our Board of Directors believes that implementing a new, extended vesting schedule is appropriate because it encourages retention of eligible employees over the next year and a half, which will be an important period for the Company.

Realignment of Stockholder and Employee Interests

In considering strategies to address our underwater stock options, we were particularly focused on creating a strategy that is compatible with the interests of our stockholders. We believe that the Option Exchange that is being proposed provides a more cost-effective and stockholder-friendly retention and incentive tool than simply issuing additional equity awards or paying higher cash compensation. Exchange ratios for the Option Exchange are intended to result in an approximately “value for value” exchange, meaning that the accounting fair value of replacement options granted, if the Option Exchange is approved, will be approximately equal to the fair value of the options that are surrendered.

While equity awards and cash compensation are part of our overall compensation packages, we do not believe that relying exclusively on such approaches is an ideal use of our resources. For example, granting additional stock options or restricted stock unit awards would cause dilution to our current stockholders, and increasing cash compensation would reduce the cash resources we can otherwise utilize in the execution of our corporate goals. We believe that the Option Exchange would support our ability to retain our talented employees and reduce the costs and disruptions associated with employee turnover, thereby allowing our employees to focus on working toward achievement of our corporate goals. As an alternative to increased cash compensation, the Option Exchange would allow us to devote more of our cash resources towards our goal of successfully commercializing ZURZUVAE in the U.S. for the treatment of women with PPD and the continued advancement of our product candidates with the goal of delivering life-changing brain health medicines.

If the Option Exchange is approved, shares from exchanged options that are in excess of the shares needed to issue replacement grants will not be returned to the equity plan pool, limiting the potential future dilution that could otherwise result over the life of the grants. In addition, all new stock options granted in the Option Exchange will have an 18-month vesting period, which would extend the weighted-average vesting period for approximately 84.1% of the eligible options, enhancing the retention value of our equity program.

We believe that these design features of the Option Exchange will further align the interests of our employees with those of our stockholders.

Reduction of Stock Overhang

As of November 1, 2023, we had a total of 7,044,967 shares of common stock subject to outstanding stock options under our Equity Plans, with a range in exercise prices from $1.36 per share to $192.33 per share. As a result, we have developed a significant stock option “overhang” consisting of outstanding but unexercised options, many of which are underwater and therefore not serving their intended purposes of motivating and retaining employees. Not only do the underwater stock options have diminished employee retentive value, but they also cannot be removed from our equity award overhang until they are exercised, expire or are otherwise cancelled (for example, upon termination of an employee’s service with the Company). This overhang represents potential future dilution that could result over the life of the grants.

Pursuant to the Option Exchange, participants will receive new stock options covering a smaller number of shares than are covered by the surrendered stock options. The number of shares covered by the new stock options are based on exchange ratios, as described further in the section titled “Exchange Ratios” below, developed using a Black-Scholes calculation to value the old grant of stock options relative to the projected value of the new grant of stock options, such that the new stock options will have a fair value, on an aggregate basis, similar to the fair value of the eligible stock options they replace. If all eligible stock options are exchanged in the Option Exchange, we estimate that the net reduction in our equity overhang could be up to 17% of our overhang and 3.0% of our fully diluted share count, based on 59,967,516 shares outstanding as of November 1, 2023.

Alignment of Compensation Expense with Retention Value

The stock options eligible for exchange have exercise prices that were equal to the fair market value of our common stock on the applicable grant date. Under applicable accounting rules, we are required to recognize a total of approximately $200.5 million in non-cash compensation expense related to eligible underwater stock options, $176.7 million of which has already been expensed as of September 30, 2023 and $23.9 million of which we are obligated to continue to expense, even if these stock options are never exercised, except to the extent any such options are cancelled due to termination of service of any eligible employee prior to vesting. We believe replacing current stock options that result in compensation expense but have little or no retention or incentive value with new stock options that will provide both retention and incentive value while not creating significant additional compensation expense will make more efficient use of our resources and will be a more effective compensation strategy.

Structure of Option Exchange

The following is a summary of the terms of the Option Exchange recommended by our Compensation Committee and adopted by our Board of Directors, subject to stockholder approval.

Eligible Participants

The Option Exchange will be available to employees, excluding our executive officers, who on the Commencement Date are both employed by us and hold outstanding eligible stock options. Members of our Board of Directors and our executive officers are not eligible to participate in the Option Exchange. As of November 1, 2023, eligible stock options were held by 422 employees, representing approximately 86% of our non-executive officer employees. Participants in the Option Exchange must continue to be employed by us on the date the surrendered options are cancelled and replacement stock options are granted. Any employee holding eligible stock options who elects to participate in the Option Exchange, but whose service with us terminates for any reason before the date the new stock options are granted, including due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible stock options subject to their existing terms and would not be eligible to receive new stock options in the Option Exchange.

Eligible Stock Options

An eligible stock option includes any stock option held by an eligible employee that has an exercise price equal to or greater than $35.00 per share pursuant to our Equity Plans.

As of November 1, 2023, eligible stock options to purchase 3,543,074 shares of common stock under our Equity Plans were outstanding, with a weighted average exercise price of $82.10 per share and with a weighted average remaining life of 5.76 years. These eligible stock options represent approximately 5.9% of the issued and outstanding shares of our common stock as of November 1, 2023, assuming exercise of all eligible outstanding stock options. If all of these eligible stock options are exchanged and replaced by new stock options in accordance with the exchange ratios described below under the section heading “Exchange Ratios,” the number of outstanding stock options under our Equity Plans would be reduced by 1,780,675 shares, representing approximately 3.0% of our common stock issued and outstanding as of November 1, 2023.

Exchange Ratios; Exercise Price of New Options

The Option Exchange is not a one-for-one exchange. In consultation with Alpine, our Compensation Committee developed and recommended, and our Board of Directors approved, the exchange ratios for the Option Exchange to result in a fair value of the new stock options that will be similar, on an aggregate basis, to the fair value of the eligible stock options that employees would surrender (based on valuation assumptions made when the design of the Option Exchange was approved by our Board of Directors). We established the exchange ratios by grouping together eligible stock options with similar exercise prices. At the time our Board of Directors approved the general design of the Option Exchange, including the exchange ratios, the fair market value of our common stock was $19.11 per share (the closing price of our common stock on The Nasdaq Global Market on November 27, 2023). The exchange ratios are based on the fair value of the eligible stock options (calculated using a Black-Scholes option pricing model) within the relevant grouping. Calculation of fair value takes into account variables such as the volatility of our stock, the expected term of a stock option and interest rates. As shown in the table below, the applicable exchange ratios will vary based on the exercise price of the eligible stock option.

Exercise Price Range per Share	Number of Outstanding Eligible Options	Weighted Average Remaining Life (In Years)	Exchange Ratio (Surrendered Stock Options to New Stock Options)
$35.00 to $59.99	1,767,529	6.37	1.50 to 1
$60.00 to $99.99	894,661	5.92	2.25 to 1
$100.00 to $149.99	186,320	4.31	4.00 to 1
$150.00 and above	694,564	4.37	5.00 to 1

The total number of shares of common stock issuable upon exercise of new stock options will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding up to the nearest whole share. For purposes of illustration, if an eligible employee holds a stock option to purchase 10,000 shares of common stock with (i) an exercise price of $150.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 2,000 shares of common stock after applying the applicable 5.00:1 exchange ratio; (ii) an exercise price of $100.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 2,500 shares of common stock after applying the applicable 4.00:1 exchange ratio; (iii) an exercise price of $60.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 4,445 shares of common stock after applying the applicable 2.25:1 exchange ratio; and (iv) an exercise price of $35.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 6,667 shares of common stock after applying the applicable 1.50:1 exchange ratio. All replacement stock options granted based on the foregoing exchange ratios will have an exercise price equal to the fair market value of our common stock on the date that we grant replacement options at the end of the exchange period.

Vesting Schedules for New Options

New stock option awards will not be vested on the date of grant. Eligible stock options, both that are vested and not vested as of the exchange date, may be exchanged for new stock options with a new 18-month vesting schedule, vesting in equal monthly installments over the vesting term, subject to the applicable employee’s continued service through each vest date. This new vesting schedule supports the nature of stock options as an incentive vehicle, recognizes the prior services and contributions of eligible employees and provides us with a valuable additional period of employee retention during an important time for the Company.

Term for New Options

The new stock options will expire 7 years following the date we grant the new stock options. The weighted average remaining life of the eligible stock options is 5.76 years.

Timing of Implementation of the Option Exchange

We may decide to commence the Option Exchange prior to the Special Meeting, with consummation of the Option Exchange subject to approval of our stockholders. Our Board of Directors reserves the right in its discretion to amend, postpone or, under certain circumstances, cancel the Option Exchange once it has commenced, but the Option Exchange will not be materially amended from the terms described in this proxy statement and in the tender offer statement in a manner that is more beneficial to eligible participants without first seeking additional stockholder approval.

Impact of Option Exchange on Surrendered Options

Assuming all eligible employees participate in the Option Exchange with respect to 100% of their eligible stock options, we estimate that there will be 1,780,675 shares of common stock underlying stock options that are surrendered under the Option Exchange but not replaced by new stock options. The net shares underlying eligible stock options in excess of the shares underlying the new stock options granted in the Option Exchange will not be returned to the pool available for issuance under either the 2014 Plan or the 2016 Inducement Plan.

Option Exchange Process

Additional information regarding how we expect to conduct the Option Exchange, provided it is approved by stockholders, is set forth below. We may decide not to implement the Option Exchange even if we obtain stockholder approval, or we may delay, amend or terminate the Option Exchange once it is in progress. Additionally, while we expect the terms of the Option Exchange to conform to the material terms described in this Proposal 1, we may find it necessary or appropriate to change the terms of the Option Exchange in response to Company policy decisions or to comply with any comments we may receive from the SEC. The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.

Overview of the Option Exchange Process

We may decide to commence the Option Exchange prior to receiving stockholder approval of the Option Exchange, subject to receiving such approval, with consummation of the Option Exchange expected to occur on a date as soon as practicable following the Special Meeting, if the Option Exchange is approved by our stockholders. We refer to the date we plan to commence the Option Exchange as the “Commencement Date.” All employees, excluding our executive officers, who are employed by us on the Commencement Date, are still employed by us on the grant date of the new stock options, and hold eligible stock option awards may participate in the Option Exchange. Upon commencement of the Option Exchange, non-executive officer employees holding eligible stock options will receive a written exchange offer setting forth the terms of the Option Exchange and may voluntarily elect to participate. The written offer will be governed by the tender offer rules of the SEC. On or before the Commencement Date, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. We will give eligible option holders at least 20 business days to elect to participate in the Option Exchange. Eligible option holders may choose which eligible stock options they wish to exchange and may choose to not exchange portions of eligible stock options. Upon completion of the Option Exchange, surrendered stock options will be cancelled and new stock options will be granted.

The 2014 Plan, along with the terms set forth in the applicable award agreements for the new stock options, will govern all terms and conditions of new stock options not specifically addressed by the Option Exchange described in this Proxy Statement, including treatment of the new stock options following termination of employment. Additionally, new stock options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes.

Election to Participate

Eligible employees will receive a tender offer document and will be able to voluntarily elect to participate in the Option Exchange. If you are both a stockholder and an eligible employee holding stock options that may be subject to the Option Exchange, please note that voting to approve the Option Exchange pursuant to this Proposal 1 does not constitute an election to participate in the Option Exchange. The written exchange offer documents described above will be provided if and when the Option Exchange has commenced, with consummation subject to shareholder approval, and you can only elect to participate after that time and in accordance with the terms of the written exchange offer documents.

Impact of Options Exchanged on Number of Options Issued

The following table illustrates the impact of the Option Exchange, grouped together by exchange ratios, on the number of stock options outstanding as of November 1, 2023, assuming that 100% of employees eligible to participate as of November 1, 2023, exchange 100% of their eligible stock options in the Option Exchange.

	Outstanding Eligible Stock Options			Exchange
Exercise Price Range per Share	Number of Existing Options (shares)	Weighted Average Exercise Price per Share ($)	Exchange Ratio	Total New Options Granted (shares)	Potential Net Shares*
$35.00 to $59.99	1,767,529	$43.82	1.50 to 1	1,178,756	588,773
$60.00 to $99.99	894,661	$75.65	2.25 to 1	397,989	496,672
$100.00 to $149.99	186,320	$143.01	4.00 to 1	46,595	139,725
$150.00 and above	694,564	$171.50	5.00 to 1	139,059	555,505

Totals	3,543,074	$82.10		1,762,399	1,780,675

*

The net shares underlying eligible stock options in excess of the shares underlying the new stock options granted in the Option Exchange will not be returned to the pool available for issuance under the 2014 Plan or the 2016 Inducement Plan.

As described above under the section titled “Exchange Ratios,” the total number of shares of common stock issuable upon exercise of new stock options that a participating employee will receive with respect to a surrendered stock option will be determined by dividing the number of shares surrendered by the applicable exchange ratio and rounding up to the nearest whole share.

Effect on Stockholders

Under the terms of the Option Exchange, the new stock options are meant to have a fair value that will be similar, on an aggregate basis, to the fair value of the cancelled stock options they would replace. While we cannot predict how many employees will elect to participate in the Option Exchange, assuming that 100% of employees eligible as of November 1, 2023, participate in the Option Exchange and exchange 100% of their eligible stock options, and based on the exchange ratios established by our Board of Directors, eligible stock options to purchase approximately 3,543,074 shares of common stock may be surrendered and cancelled in the Option Exchange, which would result in the Company issuing stock options for approximately 1,762,399 shares of common stock and would result in a net reduction in our stock option overhang of approximately 1,780,675 shares of common stock.

Accounting Impact

The incremental compensation expense associated with the Option Exchange will be measured as the excess, if any, of the fair value of each award of new stock option granted to participants in the Option Exchange, measured as of the date the new stock options are granted, over the fair value of the stock options surrendered in exchange for the new stock options, measured immediately prior to the cancellation. We do not expect the incremental compensation expense, if any, to be material. We will recognize any such incremental compensation expense ratably over the vesting period of the new stock options.

Material U.S. Federal Income Tax Consequences of the Option Exchange

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to the Option Exchange.

The exchange of stock options pursuant to the Option Exchange is expected to be treated as a non-taxable exchange because the new stock options will have an exercise price equal to the fair market value of our common stock on the grant date. Neither the Company nor the participants in the Option Exchange should recognize any income for U.S. federal income tax purposes upon the grant of the new stock options. New stock options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes.

This discussion does not address all aspects of the U.S. federal income tax consequences of participating in the Option Exchange that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-U.S. tax consequences of participating in the Option Exchange. Each participant is advised to consult his or her personal tax advisor concerning the application of the U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to his or her stock options eligible for the Option Exchange. The U.S. Internal Revenue Service is not precluded from adopting a contrary position, and the laws and regulations themselves are subject to change. Tax effects may vary in other countries. A more detailed summary of the applicable tax considerations to eligible participants will be provided to them in connection with the offer when it is commenced.

Vote Required

The approval of Proposal 1 requires that a majority of the votes properly cast for or against Proposal 1 be voted FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.

If you are both a stockholder and an eligible employee holding eligible stock options, please note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR NON-EXECUTIVE OFFICER EMPLOYEES.

PROPOSAL 2

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY

Our Board of Directors believes that if the number of shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting is insufficient to approve the Option Exchange Proposal, it is in the best interests of the stockholders to enable our Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve the Option Exchange Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Option Exchange Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against the Option Exchange Proposal, we could adjourn or postpone the Special Meeting without a vote on the Option Exchange Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Option Exchange Proposal.

Vote Required

The approval of Proposal 2 requires that a majority of the votes properly cast for or against Proposal 2 be voted FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 30, 2023, for each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 60,032,854 shares of our common stock outstanding as of November 30, 2023. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire, through option exercise or otherwise, within 60 days of November 30, 2023. These shares shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

	Shares Beneficially Owned

Name and Address for Beneficial Owner(1)	Number	Percent
5% Stockholders
Entities Affiliated with Fidelity Investments(2)	6,551,490	10.9%
Biogen MA Inc.(3)	6,241,473	10.4%
Wellington Management Company LLP(4)	6,363,630	10.6%
BlackRock, Inc.(5)	4,910,142	8.2%
The Vanguard Group, Inc.(6)	4,885,552	8.2%
BB Biotech AG(7)	3,100,278	5.2%
Named Executive Officers and Directors
Barry E. Greene(8)	596,068	*
Named Executive Officers
Kimi Iguchi(9)	256,451	*
Christopher Benecchi(10)	41,402	*
Anne Marie Cook(11)	269,416	*
Laura Gault, M.D., Ph.D.(12)	17,445	*
Other Directors
Steven Paul, M.D.(13)	610,396	1.0%
Kevin P. Starr(14)	412,450	*
James M. Frates(15)	87,945	*
Michael F. Cola(16)	112,624	*
Geno Germano(17)	85,708	*
Elizabeth Barrett(18)	65,910	*
George Golumbeski, Ph.D.(19)	73,501	*
Jessica J. Federer(20)	5,526	*
Jeffrey M. Jonas, M.D.(21)	766,763	1.3%
All directors and executive officers as a group (14 persons)(22)	3,401,605	5.5%

*	Indicates beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Sage Therapeutics, Inc., 215 First Street, Cambridge, Massachusetts 02142.
(2)

The address for FMR LLC is 245 Summer Street, Boston, MA 02210. A wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, FMR LLC is the beneficial owner of shares of our common stock as a result of acting as investment adviser to various investment companies, or Fidelity Funds, registered under Section 8 of the Investment Company Act of 1940. Based solely on a Schedule 13G filed by FMR LLC on February 9, 2023, consists of 6,551,490 shares of our common stock held by entities affiliated with FMR LLC. FMR LLC has sole power to vote or to direct the vote of 6,549,375 shares. FMR LLC has sole power to dispose or to direct the disposition of 6,551,490 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by Fidelity Management & Research Company, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)

The address for Biogen Inc. and Biogen MA Inc. is 225 Binney Street, Cambridge, MA 02142. Consists of 6,241,473 shares held by Biogen MA Inc. Biogen MA Inc. and Biogen Inc. share voting and dispositive power with respect to all of the shares of our common stock reported as beneficially owned by them.

(4)

The address for Wellington Management Company LLP, or Wellington, is 280 Congress St., Boston MA 02210. Based solely on a Schedule 13G filed on July 10, 2023, Wellington may be deemed to beneficially own the indicated shares and has shared dispositive power over 6,363,630 shares and shared voting power over 5,796,513 shares. The shares are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(5)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Based solely on a Schedule 13G filed on February 3, 2023, consists of 4,910,142 shares of our common stock with sole dispositive power and 4,790,080 shares of our common stock with sole voting power.

(6)

The address for The Vanguard Group, or Vanguard, is 100 Vanguard Blvd., Malvern, PA 19355. Based solely on a Schedule 13G filed on February 9, 2023, consists of 4,885,552 shares of our common stock beneficially owned by Vanguard and its subsidiaries. Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada, Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited are subsidiaries of Vanguard and have shared power to vote or direct to vote of 40,766 shares, sole power to dispose of or to direct the disposition of 4,791,002 shares, and shared power to dispose or to direct the disposition of 94,550 shares.

(7)

The address for BB Biotech AG is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland. The address for Biotech Target N.V. is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curaçao. Based solely on a Schedule 13G filed by BB Biotech AG, or BB Biotech, on behalf of its wholly-owned subsidiary, Biotech Target N.V., or Biotech Target, on February 17, 2023, BB Biotech and Biotech Target have shared voting power and shared dispositive power over 3,100,278 shares of our common stock.

(8)	Consists of 46,940 shares of our common stock owned directly, and 549,128 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(9)	Consists of 68,787 shares of our common stock owned directly, and 187,664 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(10)	Consists of 5,930 shares of our common stock owned directly, and 35,472 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(11)	Consists of 13,716 shares of our common stock owned directly, and 255,700 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.

(12)	Consists of 17,445 shares of our common stock subject to options exercisable within 60 days of November 30, 2023
(13)

Consists of: 261,844 shares held by the Steven Paul Revocable Trust, a family trust of which Dr. Paul is a trustee; 7,363 shares of our common stock held by the Steven M. Paul GRAT IX trust, a grantor retained annuity trust established for the benefit of Dr. Paul and his adult children; 3,670 shares of our common stock held by the Steven M. Paul GRAT X trust, a grantor retained annuity trust established for the benefit of Dr. Paul and his adult children; 30,600 shares held by the Steven M. Paul Family 2018 Delaware Irrevocable Trust FBO Morgan McGill, of which the trustee is an independent institution and for which Dr. Paul acts as investment adviser; 30,600 shares held by the Steven M. Paul Family 2018 Delaware Irrevocable Trust FBO Jordan Fisch, of which the trustee is an independent institution and for which Dr. Paul acts as investment adviser; 30,600 shares held by the Steven M. Paul Family 2018 Delaware Irrevocable Trust FBO Aaron Paul, of which the trustee is an independent institution and for which Dr. Paul acts as investment adviser; 30,600 shares held by the Steven M. Paul Family 2018 Delaware Irrevocable Trust FBO Austin Paul, of which the trustee is an independent institution and for which Dr. Paul acts as investment adviser; 119,295 shares held by the Steven M. Paul Family 2019 Delaware Irrevocable Trust FBO Jann Paul, of which the trustee is an independent institution and for which Dr. Paul acts as investment adviser; and 95,824 shares of our common stock subject to options exercisable within 60 days of November 30, 2023. Dr. Paul disclaims beneficial ownership of the shares held in trust.

(14)	Consists of 320,659 shares of our common stock owned by Mr. Starr directly, and 91,791 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(15)

Consists of 1,035 shares of our common stock held by the James M. Frates GRAT U/A Dtd 03/17/2017 trust; 905 shares held by the John A. Frates 2013 Irrevocable Trust, dated December 19, 2013; 905 shares held by the Peter E. Frates 2013 Irrevocable Trust, dated December 19, 2013; and 85,100 shares of our common stock subject to options exercisable within 60 days of November 30, 2023. Mr. Frates disclaims beneficial ownership of the shares held in each of the trusts, except to the extent of his pecuniary interest therein, if any.

(16)	Consists of 112,624 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(17)	Consists of 85,708 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(18)	Consists of 3,000 shares of our common stock owned directly, and 62,910 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(19)	Consists of 8,000 shares of our common stock owned directly, and 65,501 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(20)	Consists of 5,526 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(21)	Consists of 128,046 shares of our common stock owned directly, and 638,717 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.
(22)

See footnotes 8 through 21 above. Consists of 1,112,495 shares of our common stock owned directly, and 2,289,110 shares of our common stock subject to options exercisable within 60 days of November 30, 2023.

STOCKHOLDER PROPOSALS FOR OUR

2024 ANNUAL MEETING OF STOCKHOLDERS

As previously discussed in our proxy statement filed with the SEC on April 27, 2023, in connection with our 2023 annual meeting of stockholders, stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provisions under our Bylaws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at 215 First Street, Cambridge, Massachusetts 02142 between the close of business on February 16, 2024, and March 17, 2024. If the next annual meeting of the stockholders is scheduled to take place before May 16, 2024, or after August 14, 2024, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Sage Therapeutics, Inc., 215 First Street, Cambridge, Massachusetts 02142, Attention: General Counsel, Secretary.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

Any stockholder proposal intended to be included in the proxy statement for our 2024 annual meeting of stockholders must satisfy the requirements of Rule 14a-8 under the Exchange Act and be received not later than December 29, 2023. If the date of such annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials and Proxy Statement is being delivered to multiple stockholders sharing an address, unless they have given contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you call us at (617) 949-4256 or write to us at 215 First Street, Cambridge, Massachusetts 02142, Attention: Investor Relations. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

INCORPORATION BY REFERENCE

We hereby incorporate by reference the following items into this Proxy Statement: Items 7, 7A, 8 and 9 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023. Representatives of our auditors for the current year and the most recently completed fiscal year, PricewaterhouseCoopers LLP, will be present at our Special Meeting to respond to appropriate questions and to make a statement if they so desire.

Sage Therapeutics TM SAGE THERAPEUTICS, INC. 215 FIRST STREET CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SAGE2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 30, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V26719-S77870 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SAGE THERAPEUTICS, INC. The Board of Directors recommends you vote FOR Proposals 1 and 2: For Against Abstain 1. To approve a one-time stock option exchange program for non-executive officer employees of Sage (the “Option Exchange Proposal”). (    ) (    ) (    ) 2. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal. (    ) (    ) (    ) NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V26720-S77870 SAGE THERAPEUTICS, INC. Special Meeting of Stockholders January 31, 2024 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Barry Greene, Kimi Iguchi and Anne Marie Cook, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SAGE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on January 31, 2024, virtually at www.virtualshareholdermeeting.com/SAGE2024SM, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting. Continued and to be signed on reverse side